UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to § 240.14a-12

Ritter Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

April 26, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Ritter Pharmaceuticals, Inc. (“Ritter” or the “Company”) on Friday, June 14, 2019, at 9:00 A.M. Pacific Time (PT) at the offices of Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, CA 90067-6078.

The attached proxy statement describes the business to be conducted at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”).

We hope you can join us at the Annual Meeting. As a stockholder, your participation in the affairs of Ritter is important, regardless of the number of shares you hold. Therefore, whether or not you are able to personally attend, please vote your shares as soon as possible by following the instructions provided in the Notice of Internet Availability, or if you hold your shares through a bank, broker or other financial intermediary, by following the instructions provided by the financial intermediary. If you decide to attend the Annual Meeting, you will be able to vote in person even if you have previously voted.

Our Notice of 2019 Annual Meeting of Stockholders, proxy statement for the Annual Meeting, and 2018 Annual Report on Form 10-K are available at www.proxyvote.com. We hope you find them informative reading.

On behalf of the board of directors, we would like to express our appreciation for your continued interest in the affairs of Ritter Pharmaceuticals, Inc.

Sincerely yours,

Andrew J. Ritter
Chief Executive Officer and Director

Ira E. Ritter
Executive Chairman of the Board of Directors

1880 Century Park East, #1000, Los Angeles, CA 90067

TEL: (310) 203-1000

http:// www.ritterpharmaceuticals.com

RITTER PHARMACEUTICALS, INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”)

TIME	9:00 A.M. Pacific Time (PT) on Friday, June 14, 2019

PLACE	Reed Smith LLP 1901 Avenue of the Stars, Suite 700 Los Angeles, CA 90067-6078

ITEMS OF BUSINESS	1.	To elect as directors the seven nominees identified in the proxy statement.
	2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

RECORD DATE	You are entitled to vote at the Annual Meeting and any adjournment thereof if you were a stockholder at the close of business on April 22, 2019.

ANNUAL REPORT	Our 2018 Annual Report on Form 10-K is a part of our proxy materials being made available to you.

We are utilizing a U.S. Securities and Exchange Commission Rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. We believe that this delivery process will reduce our environmental impact and over time lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information. If you have received a Notice of Internet Availability and you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Notice of Internet Availability.

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible by telephone, via the Internet or by completing, dating, signing and returning a proxy card (as instructed in the Notice of Internet Availability) to ensure your shares are voted, or, if you hold your shares in street name, by following the instructions provided by your bank, broker or other financial intermediary. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Andrew J. Ritter
Corporate Secretary

April 26, 2019

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Q:	When and where is the 2019 Annual Meeting of Stockholders?

A:	The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Friday, June 14, 2019, at 9:00 A.M. Pacific Time (PT) at the offices of Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, CA 90067-6078.

Directions to the Annual Meeting may be found at https://www.reedsmith.com/en/offices/century-city.

Q:	Why is the Company providing these proxy materials?

A:	The board of directors of Ritter Pharmaceuticals, Inc. (“Ritter,” the “Company,” “we,” “our,” or “us,” as the context requires) is soliciting proxies on behalf of the Company to be voted at the Annual Meeting. When we ask for your proxy, we must provide you with a proxy statement and other proxy materials that contain certain information specified by law and other information.

Q:	What proxy materials are being made available to stockholders?

A:	The proxy materials consist of: (1) the Notice of 2019 Annual Meeting of Stockholders; (2) this proxy statement; and (3) Ritter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Annual Report’).

If you request printed versions of the proxy materials by mail, these proxy materials will also include the proxy card or voting instruction form for the Annual Meeting.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of the proxy materials?

A:	We are utilizing a U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders a Notice regarding Internet availability of proxy materials (“Notice”). Instructions on how to access the proxy materials over the Internet may be found in the Notice. If you have received a Notice and you would prefer to receive the proxy materials in printed form by mail or electronically by email, please follow the instructions contained in the Notice.

The SEC rules that allow us to furnish our proxy materials over the Internet rather than in paper form do not require us to do so for all stockholders. We may choose to send certain stockholders the Notice, while sending other stockholders a full set paper copy of our proxy materials.

Q:	When were the proxy materials first sent or made available to stockholders?

A:	The Notice was first mailed to stockholders on or about May 3, 2019. Once the Notice is received, stockholders have the option of (1) accessing the proxy materials, including instructions on how to vote, online; or (2) requesting that the proxy materials be sent to the stockholder in printed form by mail or electronically by email. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

Q:	How can I access the proxy materials over the Internet?

A:	The Notice contains instructions on how to view the proxy materials on the Internet, vote your shares on the Internet and obtain printed or electronic copies of the proxy materials. An electronic copy of the proxy materials is available at www.proxyvote.com.

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Q:	What proposals will be voted on at the Annual Meeting?

A:	There are two matters on which a vote is scheduled at the Annual Meeting:

●	The election as directors of the seven nominees identified in this proxy statement (Proposal 1); and

●	The ratification of the appointment of Mayer Hoffman McCann P.C. as Ritter’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2).

We will also consider and vote upon any other business properly brought before the Annual Meeting.

Q:	What are the board of directors’ voting recommendations?

A:	The board of directors recommends that you vote your shares:

●	FOR the election of each of the seven nominees named herein to the board of directors (Proposal 1); and

●	FOR the ratification of the appointment of Mayer Hoffman McCann P.C. as Ritter’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2).

Q:	What shares may I vote?

A:	You may vote all shares of common stock, par value $0.001 per share, of the Company that you owned as of the close of business on April 22, 2019 (the “Record Date”). These shares include:

1.	those held directly in your name as the stockholder of record; and

2.	those held for you as the beneficial owner through a bank, broker or other financial intermediary at the close of business on the Record Date.

Each share of common stock is entitled to one vote. On the Record Date, there were approximately 9,042,332 shares of our common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders hold their shares through a bank, broker or other financial intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares held beneficially.

Stockholder of Record

If your shares are registered directly in your name with Ritter’s transfer agent, Corporate Stock Transfer, Inc. (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to Ritter or to vote your shares in person at the Annual Meeting.

Beneficial Owner

If you hold shares in a stock brokerage account or through a bank, broker or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting.

Q:	May I attend the Annual Meeting in person?

A:	You are invited to attend the Annual Meeting in person and we encourage all stockholders of Ritter to attend the Annual Meeting in person.

Stockholders attending the Annual Meeting may be asked to present a form of photo identification, such as a driver’s license, in order to be admitted to the Annual Meeting. No cameras, computers, recording equipment, other similar electronic devices, signs, placards, briefcases, backpacks, large bags or packages will be permitted in the Annual Meeting. The use of mobile phones, tablets, laptops and similar electronic devices during the Annual Meeting is prohibited, and such devices must be turned off and put away before entering the meeting room. By attending the Annual Meeting, stockholders agree to abide by the agenda and procedures for the Annual Meeting, copies of which will be distributed to attendees at the meeting.

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Q:	How can I vote my shares in person at the Annual Meeting?

A:	You may vote shares you hold directly in your name as the stockholder of record in person by written ballot at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you may vote your shares in person at the Annual Meeting only if you have obtained a signed proxy from your bank, broker or other financial intermediary (i.e., the stockholder of record) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described in the Notice so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares in person by written ballot at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	If you hold your shares directly, you may vote by granting a proxy by one of the following methods:

On the Internet—You may vote online at www.proxyvote.com by following the instructions provided in the Notice. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, you do not need to return a proxy card. Internet voting will be available until 11:59 P.M. Eastern Time (ET) on June 13, 2019.

By Telephone—You may vote by telephone by dialing (800) 690-6903. Voting by telephone has the same effect as voting by mail. If you vote by telephone, you do not need to return a proxy card. Telephone voting will be available until 11:59 P.M. Eastern Time (ET) on June 13, 2019.

By Mail—The Notice includes instructions on how to request the proxy materials (including a proxy card) in printed form by mail or electronically by email. Once you receive a paper proxy card, you may vote your shares by signing and dating each proxy card that you receive and returning it in the prepaid envelope by June 12, 2019. Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

If you are the beneficial owner of shares held in street name, you may instruct your bank, broker or other financial intermediary to vote your shares by following the instructions provided by your bank, broker or other financial intermediary. Most intermediaries offer voting by mail, by telephone and on the Internet.

Q:	May I change or revoke my vote?

A:	Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting.

If you hold your shares directly, you must (a) file with the Transfer Agent a written notice of revocation or (b) timely deliver a valid, later-dated proxy by telephone, on the Internet, or by mail, or vote your shares in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to the Transfer Agent before the Annual Meeting or you vote by written ballot at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Annual Meeting.

For shares you own beneficially, you may change your vote by submitting new voting instructions to your bank, broker or other financial intermediary. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until 11:59 P.M. Eastern Time (ET) on June 13, 2019.

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Q:	How are votes counted?

A:

In the election of directors (Proposal 1), you may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT” one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of that vote.

For the proposal to ratify our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2), you may vote “FOR”, “AGAINST” or “ABSTAIN.” For abstentions, see “What happens if I abstain from voting?” below.

If you specify a voting choice, the shares will be voted in accordance with that choice. If you vote your shares, but do not indicate your voting preferences, the persons named as proxies by our board of directors, Andrew J. Ritter and John W. Beck (the “Named Proxies”), will vote your shares in accordance with the recommendations of the board of directors.

If you are a beneficial owner and you have not provided voting instructions to your bank, broker or other financial intermediary, such firm may exercise discretion to vote your shares with respect to the ratification of our independent registered public accounting firm (Proposal 2). Your broker does not have discretionary authority to vote your shares in the election of directors (Proposal 1), resulting in a “broker-non-vote” with respect to this matter. See “What is a broker non-vote?” below for more information.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares of common stock. The shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be counted as present and entitled to vote for purposes of determining a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:

In the election of directors (Proposal 1), the seven nominees for director who receive the highest number of votes “FOR” their election will be elected as directors. This is called a plurality vote.

The ratification of our independent registered accounting firm (Proposal 2) will require the affirmative vote of a majority of votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

In each case, a quorum must be present at the Annual Meeting for a valid vote.

Q:	What happens if I abstain from voting?

A:	If you submit a proxy and explicitly abstain from voting on any proposal, the shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. Abstentions will not be counted as votes cast and therefore they will have no effect on the outcome of either proposal.

Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed “routine,” such as the ratification of our independent registered public accounting firm (Proposal 2). Brokers do not have discretionary authority to vote on matters that are deemed “non-routine,” such as the election of directors (Proposal 1). Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will have no effect on the outcome of Proposal 1.

Q:	Will I have dissenters’ rights?

A:	No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation, or our bylaws to any stockholder with respect to either of the matters proposed to be voted on at the Annual Meeting.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. To ensure that all of your shares are voted, please vote as instructed in each Notice or sign and return each proxy card (if you have requested and received paper copies of this proxy statement and a proxy card). If you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction card you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting.

Additional Q&A information regarding the Annual Meeting and stockholder proposals may be found on page 30.

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OWNERSHIP OF THE COMPANY

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 22, 2019 by:

●	our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 22, 2019, pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The percentage of beneficial ownership of our common stock is calculated based on an aggregate of 9,042,332 shares outstanding as of April 22, 2019.

Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Ritter Pharmaceuticals, Inc., 1880 Century Park East, #1000, Los Angeles, California 90067.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Five Percent Stockholders
Javelin Entities(1)	777,652	8.6%
Executive Officers, Directors and Director Nominees
Andrew J. Ritter(2)	253,861	2.8%
Ira E. Ritter(3)	215,153	2.3%
John W. Beck (4)	33,750	*
Michael D. Step(5)	127,020	1.3%
Noah J. Doyle(1)(6)	787,924	8.7%
Matthew W. Foehr (7)	148,175	1.6%
Paul V. Maier (8)	9,540	*
Dr. William M. Merino(9)	11,961	*
All current executive officers and directors as a group (8 persons)(10)	1,468,186	15.4%

* Represents beneficial ownership of less than 1% of the shares of common stock.

(1) This number consists of (i) 704,780 shares of common stock held directly by Javelin Venture Partners, L.P. (“Javelin”) and 8,322 shares of common stock that Javelin has the right to acquire upon exercise of warrants to purchase common stock that are currently exercisable and (ii) 32,275 shares of common stock held directly by Javelin Venture Partners I SPV I, LLC (“Javelin SPV”) and 32,275 shares of common stock that Javelin SPV has the right to acquire upon exercise of warrants to purchase common stock that are currently exercisable. Javelin Venture Partners GP, L.P. (“Javelin GP, LP”) serves as the general partner for Javelin and Javelin SPV. Javelin Venture Partners GP, LLC (“Javelin GP, LLC”) serves as the general partner of Javelin GP, LP, and Noah Doyle and Jed Katz serve as the managers of Javelin GP, LLC. This number does not include 500,000 shares of common stock issuable upon exercise of certain warrants to purchase common stock owned by Javelin. Under the terms of these warrants, Javelin is not permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in Javelin (and its affiliates) beneficially owning more than 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants to purchase common stock. This limitation is referred to as the “beneficial ownership limitation”. Javelin has the right to increase the beneficial ownership limitation in its discretion on 61 days’ prior written notice to us, provided that in no event is Javelin permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in Javelin (and its affiliates) beneficially owning in the aggregate more than 19.99% of the number of shares of our common stock outstanding or the combined voting power of our securities outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants. The address of the Javelin Entities is One Rincon Center, 101 Spear Street, Suite 255, San Francisco, California 94105. As a Manager of Javelin GP, LLC, Noah Doyle may be deemed the beneficial owner of these shares. Mr. Doyle expressly disclaims beneficial ownership over these shares.

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(2) Includes 625 shares owned directly, 134,039 shares underlying stock option awards that are currently exercisable or exercisable within 60 days of April 22, 2019 and 119,197 shares beneficially owned by Stonehenge Partners LLC (“Stonehenge”), including 18,750 shares that are issuable upon the exercise of warrants to purchase common stock that are currently exercisable. As a managing partner of Stonehenge, Andrew Ritter may be deemed the beneficial owner of these shares. Andrew Ritter expressly disclaims beneficial ownership of the shares held by Stonehenge.

(3) Includes 95,331 shares underlying stock option awards that are currently exercisable or exercisable within 60 days of April 22, 2019, 625 shares held in a retirement plan trust of which the reporting person and his spouse are trustees, and 119,197 shares beneficially owned by Stonehenge, including 18,750 shares that are issuable upon the exercise of warrants to purchase common stock that are currently exercisable. As a managing partner of Stonehenge, Ira Ritter may be deemed the beneficial owner of these shares. Ira Ritter expressly disclaims beneficial ownership of the shares held by Stonehenge.

(4) Represents shares underlying stock option awards held by Mr. Beck that are currently exercisable or exercisable within 60 days of April 22, 2019.

(5) Includes 5,000 shares owned directly by Mr. Step and 122,020 shares underlying stock option awards held by Mr. Step that are currently exercisable or exercisable within 60 days of April 22, 2019.

(6) Includes 2,272 shares owned directly by Mr. Doyle, 8,000 shares underlying stock options held by Mr. Doyle that are currently exercisable or exercisable within 60 days of April 22, 2019 and the shares beneficially owned by the Javelin Entities reflected in footnote (1) above. Mr. Doyle expressly disclaims beneficial ownership of the share held by the Javelin Entities.

(7) Includes 138,635 shares owned directly by Mr. Foehr and 9,540 shares underlying stock options held by Mr. Foehr that are currently exercisable or exercisable within 60 days of April 22, 2019.

(8) Represents shares underlying stock options held by Mr. Maier that are currently exercisable or exercisable within 60 days of April 22, 2019.

(9) Includes 1,398 shares owned directly by Dr. Merino and 10,563 shares underlying stock options held by Dr. Merino that are currently exercisable or exercisable within 60 days of April 22, 2019.

(10) Includes 482,129 shares underlying stock options and warrants that are currently exercisable or exercisable within 60 days of April 22, 2019. This number does not include 500,000 shares of common stock issuable upon exercise of warrants to purchase common stock owned by Javelin, due to the beneficial ownership limitation described in footnote 1.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules issued thereunder, requires our directors and executive officers and beneficial owners of more than 10% of the outstanding shares of our equity securities to file reports of ownership and changes in beneficial ownership of our equity securities with the SEC. Copies of these reports are furnished to Ritter. The Company is required to identify any of those individuals who failed to file such reports on a timely basis. Based solely on our review of the copies of such reports furnished to us, and representations from the persons subject to Section 16(a) with respect to the Company, we believe that during 2018 all of our executive officers, directors and 10% stockholders complied with the Section 16(a) requirements.

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RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mayer Hoffman McCann P.C. (“MHM”) serves as the Company’s independent registered public accounting firm and has served in that capacity since 2014. MHM leases substantially all its personnel, who work under the control of MHM shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. The decision to engage MHM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved by the Audit Committee of the board of directors.

The Audit Committee considered the independence of MHM and whether the audit services MHM provided to the Company are compatible with maintaining that independence. The Audit Committee has adopted procedures by which the Audit Committee must approve in advance all services provided by and fees paid to the Company’s independent registered public accounting firm. The advance approval requirement was not waived in any instance during the past fiscal year.

Fees and Services of Mayer Hoffman McCann P.C.

The following table sets forth the aggregate fees billed to the Company by MHM for the fiscal years ended December 31, 2018 and 2017:

	2018	2017
Audit Fees(1)	$130,000	$106,419
Audit-Related Fees	─	─
Tax Fees	─	─
All Other Fees(2)	11,000	77,900
Total	$141,000	$184,319

(1)	Audit fees consisted of fees for audit work performed in the audit of financial statements, as well as fees for quarterly reviews and registration statements.

(2)	All Other Fees consists of fees paid in connection with our October 2017 public offering and November 2018 private placement financing

The Audit Committee has adopted a formal policy on auditor independence requiring the advance approval by the Audit Committee of all audit and non-audit services provided by our independent registered public accounting firm. In determining whether to approve any services by our independent registered public accounting firm, the Audit Committee reviews the services and the estimated fees, and considers whether approval of the proposed services will have a detrimental impact on the auditor’s independence. On an annual basis, our management reports to the Audit Committee all audit services performed during the previous 12 months and all fees billed by our independent registered public accounting firm for such services.

In fiscal 2018 and 2017, all audit services and the corresponding fees were approved by our board of directors.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors in General

Our board of directors currently consists of seven members, each of whose current term of office as a director expires at the Annual Meeting. Biographical information with respect to our director nominees is provided below.

Our directors hold office for one year or until their successors have been duly elected and qualified or until the earlier of their death, resignation or removal. Our amended and restated bylaws provide that the authorized number of directors comprising our board of directors will be fixed, from time to time, by a majority of the total number of directors.

There are no family relationships among any of our directors or executive officers, other than Ira and Andrew Ritter, who are father and son, respectively.

Name	Position with the Company	Age as of the Annual Meeting	Director Since
Andrew J. Ritter	President, Chief Executive Officer and Director	36	2008
Ira E. Ritter	Executive Chairman, Chief Strategic Officer and Director	70	2008
Noah J. Doyle	Director	51	2008
Matthew W. Foehr	Director	46	2015
Paul V. Maier	Director	71	2015
Dr. William M. Merino	Director	76	2017
Michael D. Step	Director	60	2012

Andrew J. Ritter served as Co-Founder, President and Chief Executive Officer of the Company’s predecessor in interest from its inception in 2004 until relinquishing the role of Chief Executive Officer to Mr. Step in October 2014. Mr. Ritter assumed the role of Chief Executive Officer, relinquishing the role of President in June 2018 when Mr. Step resigned as Chief Executive Officer. Mr. Ritter was a member of the board of directors of the Company’s predecessor since its inception in 2004 and has been a member of our board of directors since 2008 when the Company was formed. Mr. Ritter has been actively studying the field of lactose intolerance for over 15 years and currently holds over a dozen patents and over twenty pending international patent applications. In addition, he has co-published articles, has given presentations at major healthcare and medical conferences, and has been a guest lecturer of entrepreneurship at various graduate and undergraduate schools throughout Los Angeles including: University of Southern California Marshall School of Business, University of California at Los Angeles Anderson School of Business and Pepperdine University Graziadio School of Business and Management. Mr. Ritter served as a Los Angeles City Commissioner on the Commission for Children, Youth and Their Families from 2000 to 2002. He holds a B.A. in Political Science and a minor in Business from the University of Southern California. Mr. Ritter received a Master of Business Administration from the Wharton School of Business.

Qualifications: We believe that Mr. Ritter is well qualified to serve on our board of directors due to his over 15 years of research experience working in lactose intolerance and digestive diseases. Having founded the Company and invented Lactagen™, Mr. Ritter has an in depth knowledge of the Company, and provides senior leadership on the clinical and product development matters facing the Company. Mr. Ritter also brings to the board of directors an extensive scientific and operational background gained previously at Ritter Natural Sciences and over the years at Ritter.

Ira E. Ritter served as Co-Founder, Chief Strategic Officer and Executive Chairman of the Company’s predecessor in interest from its inception in 2004 through the formation of the Company in 2008 and has served in those positions with the Company since 2008. Mr. Ritter has extensive experience creating and building diverse business enterprises and has provided corporate management, strategic planning and financial consulting for a wide range of market segments. Since 2010, Mr. Ritter has also acted as a managing partner of Stonehenge Partners. Mr. Ritter served as President and Vice Chairman of Quality King, Inc., a national wholesale distributor of healthcare products, from 1992 to 2000. From 1998 to 2001, he served as President and Chairman of Rockwood Investments Inc., a business he developed which produced private label health and beauty products for major national retailers, including GNC and K-Mart. He also served as Chairman of ON-TV, a division of Oak Industries, Inc., from 1982 to 1985, where he managed the television division initiating exclusive broadcasts of Los Angeles, Chicago, and New York professional baseball, basketball, and hockey games. During this tenure, he produced the first televised home shopping program and directed development of the largest “pay-per-view” channel system for its time. Mr. Ritter served on the board of directors for Martin Lawrence Art Galleries from 1980 to 1985 helping take it public on The New York Stock Exchange. During his 20 years as a publisher, he produced monthly national consumer magazines focused on health & fitness, women’s issues and the environment. Mr. Ritter also has a long history of public service that includes appointments by three Governors to several State of California Commissions including eight years as Commissioner on the California Prison Industry Authority. He has guest lectured at University of Southern California Marshall School of Business and Pepperdine University Graziadio School of Business where he also serves as an advisory board member to Pepperdine’s Graduate School of Education and Psychology, Social Entrepreneurship and Change Program. Presently he serves on the board of directors for Vitavis Laboratories. In 1981, Mr. Ritter was honored with the City of Hope’s Man of the Year award.

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Qualifications: We believe that Mr. Ritter is well suited to serve on our board of directors due to his over 40 years’ experience overseeing daily operations of diverse business enterprises, and his managing public as well as private companies. Mr. Ritter provides our board of directors with extensive background in operational and strategic planning, as well as general executive and leadership expertise. Mr. Ritter has served on the boards of several companies during his career.

Noah J. Doyle has served as a director of the Company since September 2008. He has been an entrepreneur and investor for over 20 years. Mr. Doyle is the managing director of Javelin GP, LLC, the general partner of Javelin GP, LP, which is the general partner of Javelin and the manager of Javelin SPV. Prior to forming the first Javelin entities in 2008, Mr. Doyle supported over a dozen start-ups as an angel investor, including Keyhole, Inc. (“Keyhole”) (acquired by Google Inc. in 2004), Cantametrix, Inc. (acquired by Gracenote, Inc. in 2002), Amae Software (acquired by Verint Systems, Inc. in 2006), Nuvon, Inc., Aquea Scientific Corporation, Emdigo Inc., Magnacash Inc. (acquired by Yaga, Inc. in 2001), and i-mint India. Mr. Doyle most recently directed the enterprise product line for Google’s geospatial products, Google Earth and Google Maps, from 2004 to 2007. From 2002 to 2004 he managed the Sales and Corporate Development functions at Keyhole, which created the first Web hosted digital earth model. Prior to Keyhole, Mr. Doyle helped establish the Internet loyalty rewards marketplace as a co-founder of MyPoints.com (“MyPoints”), the largest Internet loyalty program with over 6 million active members, where he led product management and business development functions from the company’s inception in 1996 through its initial public offering and subsequent acquisition by United Airlines in 2002. Prior to joining MyPoints, Mr. Doyle was based in Tokyo where he managed overseas sales and marketing for the OEM channel of Matsushita’s (Panasonic) communications equipment subsidiary in Japan, from 1990 to 1994. Mr. Doyle served on the board of directors of MOL Global, Inc. from July 2014 to February 2016. He was also chairman of the management board of the University of California, Berkeley’s campus bookstore, a $17 million retail operation, and also held product management and operations management roles at IBM/Rational (Pure Atria) and Oracle, from 1989 to 1990. Mr. Doyle holds M.B.A. and B.A. Economics degrees, as well as certificates in Management of Technology and Global Management from University of California, Berkeley.

Qualifications: We believe that Mr. Doyle is well suited to serve on our board of directors due to his over 20 years of experience as an entrepreneur and investor. Mr. Doyle has experience as a venture capitalist building and serving on the boards of many public and private emerging companies in leadership roles providing guidance on finance, development and operational growth.

Matthew W. Foehr has served as a director of the Company since February 2015. He currently serves as President and Chief Operating Officer at Ligand Pharmaceuticals Incorporated (“Ligand”), a biopharmaceutical company. Prior to joining Ligand in 2011, Mr. Foehr was Vice President and Head of Consumer Dermatology R&D, as well as Acting Chief Scientific Officer of Dermatology, in the Stiefel division of GlaxoSmithKline (“GSK”). Following GSK’s acquisition of Stiefel Laboratories, Inc. (“Stiefel”) in 2009, Mr. Foehr led the R&D integration of Stiefel into GSK. At Stiefel Laboratories, Inc., Mr. Foehr served as Senior Vice President of Global R&D Operations, Senior Vice President of Product Development& Support, and Vice President of Global Supply Chain Technical Services. Prior to joining Stiefel, Mr. Foehr held various executive roles at Connetics Corporation including Senior Vice President of Technical Operations and Vice President of Manufacturing. Currently, he is a member of the board of directors of Viking Therapeutics Inc. Mr. Foehr is the author of multiple scientific publications and is a named inventor on numerous U.S. patents. He received his Bachelor of Science degree in Biology from Santa Clara University.

Qualifications: We believe that Mr. Foehr is well suited to serve on our board of directors due to his more than 20 years of experience in the pharmaceutical industry and his experience managing global operations and research and development programs.

Paul V. Maier has served as a director of the Company since April 2015. From November 2009 through June 2014, Mr. Maier served as the Chief Financial Officer of Sequenom Inc., a publicly held company serving the discovery, clinical research, and diagnostics market. From February 2007 until November 2009, he served as an independent financial consultant. Previously, Mr. Maier was Senior Vice President and Chief Financial Officer of Ligand from 1992 through 2007. From 1990 to 1992, Mr. Maier served as Vice President, Finance of DFS West, a division of DFS Group LP, a private multinational retailer. From 1984 to 1990, Mr. Maier was employed by ICN Pharmaceuticals, a pharmaceutical and biotechnology research products company, where he held various executive positions in finance and general management in ICN as well as SPI Pharmaceuticals, a publicly held subsidiary. Mr. Maier currently serves on the board of directors of International Stem Cell Corporation, Biological Dynamics Inc. and Eton Pharmaceuticals, Inc. Mr. Maier served on the board of directors of Apricus Biosciences from 2012 to January 2019 and on the board of directors of MabVax Therapeutics from 2014 to July 2018. Mr. Maier received an MBA from Harvard Business School and a BS from Pennsylvania State University.

Qualifications: We believe that Mr. Maier is well suited to serve on our board of directors due to his over 25 years of experience as a senior executive in biotechnology and pharmaceutical companies and his extensive experience in finance.

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Dr. William M. Merino has served as a director of the Company since January 2017. Dr. Merino served as the Senior Vice President of Worldwide Regulatory Affairs for Warner Lambert Pharmaceuticals from 1987 to 2000, where he was a member of the Office of the Chairman and responsible for the registration and approval of pharmaceuticals products with regulatory agencies around the world. He was also responsible for quality assurance, quality control and drug safety for the company, and led efforts to gain expedited registration of Lipitor in the United States and abroad in 20 other countries. He also has previous experience leading international regulatory affairs at Alcon Pharmaceuticals, G.D. Searle & Co., and Riker Laboratories. Dr. Merino has served as a senior clinical and regulatory advisory to the Company. Dr. Merino received his PhD in Pharmacology from Purdue University.

Qualifications: We believe that Dr. Merino’s deep global experience in drug and device registration and his extensive work with senior members of the FDA as well as several international regulatory authorities will bring important insight and acumen to our board of directors, as the Company continues its interactions with the FDA in an effort to bring RP-G28 to market.

Michael D. Step has served as a director since 2012. Mr. Step served as our Chief Executive Officer from October 1, 2014 until June 2018, when he relinquished that role to Mr. Andrew Ritter. Mr. Step has over 20 years of business development and corporate development experience in the pharmaceutical industry. Prior to joining the Company as its Chief Executive Officer, Mr. Step served as Senior Vice President of Corporate Development at Santarus, Inc. (“Santarus”), and a member of its executive committee, from 2005 to January 2014, when Santarus was sold to Salix Pharmaceuticals, Ltd. At Santarus, Mr. Step was responsible for corporate development activities. Prior to joining Santarus, he served as Vice President, Corporate Development for Amylin Pharmaceuticals, Inc. (“Amylin”) from 2000 to 2005. In this capacity, he was responsible for leading corporate development activities, including product licensing, strategic planning, and mergers and acquisitions evaluations. Before joining Amylin, Mr. Step served as Senior Director, Business Development at Dura Pharmaceuticals, Inc. (“Dura Pharmaceuticals”) from 1997 to 2000. In this position, his duties included licensing of marketed pharmaceutical products. Prior to joining Dura Pharmaceuticals, he served in corporate development and strategic planning at Hoffmann-La Roche, from 1996 to 1997, and held various sales and management roles at Roche Labs, from 1994 to 1996, and Syntex Labs, from 1992 to 1994. Mr. Step holds a B.A. in political science from Vanderbilt University and a M.B.A. from the University of Southern California.

Qualifications: We believe that Mr. Step is well qualified to serve on our board of directors due to his over 20 years’ experience in the pharmaceutical industry, serving in senior leadership roles within public pharmaceutical companies including in the gastrointestinal disease segment. Mr. Step has served in various executive management positions in sales and sales management, and has had experience with many aspects of pharmaceutical commercialization, strategic planning, business development and licensing providing both strategic and operational vision and guidance. His extensive experience gives him valuable insight into our industry as well as seasoned business judgment.

Board of Directors Leadership Structure

The roles of Chairman of the board of directors and Chief Executive Officer are held separately. Our Chief Strategic Officer also serves as the Executive Chairman of our board of directors. Our board of directors has determined its leadership structure is appropriate and effective for us at this time, given our stage of development.

Director Independence

Under Nasdaq’s continued listing requirements, a majority of a listed company’s board of directors must be comprised of independent directors, subject to certain exceptions. In addition, Nasdaq’s continued listing requirements require that, subject to certain exceptions, each member of a listed company’s audit, compensation and governance and nominating committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq’s continued listing requirements, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, such person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our board of directors determined that each of Messrs. Doyle, Foehr and Maier and Dr. Merino are independent under the applicable rules and regulations of Nasdaq. In making such determinations, the board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances the board of directors deemed relevant in determining their independence.

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Board Diversity

Our Nominating and Corporate Governance Committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including the following:

●	diversity of personal and professional background, perspective, experience, age, gender, ethnicity and country of citizenship;

●	personal and professional integrity and ethical values;

●	experience in one or more fields of business, professional, governmental, scientific or educational endeavors, and a general appreciation of major issues facing public companies similar in scope and size to us;

●	experience relevant to our industry or with relevant social policy concerns;

●	relevant academic expertise or other proficiency in an area of our operations;

●	objective and mature business judgment and expertise; and

●	any other relevant qualifications, attributes or skills.

Board of Director’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on third parties, uncertainty regarding patents and proprietary rights, comprehensive government regulations, having no commercial manufacturing experience, marketing or sales capability or experience and dependence on key personnel, as more fully discussed under “Risk Factors” in our 2018 Annual Report. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the board of directors, but the full board of directors has retained responsibility for general oversight of risks. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company as our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Committees of the Board of Directors

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter. Copies of each committee’s charter are posted on the Investor Relations section of our website, which is located at www.ritterpharmaceuticals.com. The composition and function of each of these committees are described below.

Audit Committee. The current members of our Audit Committee are Matthew W. Foehr, Paul V. Maier (Chairman) and Dr. William M. Merino, each of whom was determined by our board of directors to be independent under Rule 10A-3 of the Exchange Act and the continued listing requirements of Nasdaq, and to satisfy the other continued listing requirements of Nasdaq for audit committee membership. Our board of directors has determined that Mr. Maier qualifies as an “audit committee financial expert,” as such term is defined by the SEC, and that he has the requisite level of financial sophistication required by the continued listing requirements of Nasdaq.

Under the Audit Committee charter, our Audit Committee is authorized to take the following actions, among others:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services;

●	establish procedures for complaints received by us regarding accounting matters;

●	oversee internal audit functions, if any; and

●	prepare the report of the Audit Committee that the rules of the SEC require to be included in our annual meeting proxy statement.

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Compensation Committee. The current members of our Compensation Committee are Matthew W. Foehr (Chairman), Paul V. Maier and Dr. William M. Merino, each of whom was determined by our board of directors to be independent under the continued listing requirements of Nasdaq.

Under the Compensation Committee charter, our Compensation Committee is authorized to take the following actions, among others:

●	review and approve the compensation arrangements for our chief executive officer and approve, for subsequent review and ratification by the full board of directors, the compensation arrangements for our other executive officers;

●	review, approve and recommend to the board of directors general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our incentive compensation plans and equity-based plans;

●	review, approve and recommend to the board of directors any employment agreements and any severance arrangements or plans; and

●	review director compensation for board and board committee service at least once a year and recommend any changes to the board of directors.

To determine executive compensation, the Compensation Committee, with input from the Chief Executive Officer and other members of senior management (who do not participate in the deliberations regarding their own compensation), reviews, at least annually, and makes recommendations to the board of directors appropriate compensation levels for each executive officer of the Company. The Compensation Committee considers all factors it deems relevant in setting executive compensation.

Under its charter, the Compensation Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities as set forth in its charter, but only after taking into account certain factors prescribed by Nasdaq bearing on the consultant’s independence. There is no requirement, however, that a compensation consultant be independent.

The Compensation Committee has engaged March & McLennan (“M&M”) as compensation consultants. The Compensation Committee identified and selected M&M based on their reputation and experience consulting companies in the life sciences industry. For 2018, M&M assisted the Compensation Committee in:

●	reviewing and refining a peer group of companies for market assessment;

●	conducting a competitive compensation assessment for the senior management team;

●	conducting a competitive compensation assessment for the board of directors; and

●	conducting a competitive compensation assessment for the medical advisory board.

Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Noah Doyle, Paul V. Maier, and Dr. William M. Merino (Chairman), each of whom was determined by our board of directors to be independent under the continued listing requirements of Nasdaq.

Under the Nominating and Corporate Governance Committee charter, our Nominating and Corporate Governance Committee is authorized to take the following actions, among others:

●	identify and nominate members of the board of directors;

●	develop and recommend to the board of directors a set of corporate governance principles applicable to our company; and

●	oversee the evaluation of our board of directors.

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Director Nominations

Director nominees are considered by our Nominating and Corporate Governance Committee on a case-by-case basis. A candidate for election to our board of directors must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of stockholders. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and transactions regarding the Company’s industry. In general, preferred candidates will currently hold, or have recently held, an established executive level position and have extensive experience in business, finance, law, science, research, or government. The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Nominating and Corporate Governance Committee or the board of directors, by stockholders, or through other sources. When current directors are considered for nomination for reelection, the Nominating and Corporate Governance Committee will take into consideration their prior contributions and performance as well as the composition of our board of directors as a whole, including whether the board of directors reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Nominating and Corporate Governance Committee will make a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve, and other relevant information. This information will be evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominee(s) to submit for election. The Nominating and Corporate Governance Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.

It is our Nominating and Corporate Governance Committee’s responsibility to consider stockholder proposals for nominees for election as directors that are nominated in accordance with our certificate of incorporation and our bylaws, and other applicable laws, including the rules and regulations of the SEC and any stock market on which our stock is listed for trading or quotation. Generally, such recommendations made by a stockholder entitled to notice of, and to vote at, the meeting at which such proposed nominee is to be considered are required to be written and received by the Secretary of the Company by no later than the close of business on the 90th day, nor earlier than the close of business of the 120th day in advance of the first anniversary of the preceding year’s annual meeting of stockholders. The notice must set forth all of the information required by the Company’s bylaws.

Meetings and Attendance During 2018

The board of directors held six meetings in 2018. Each director who served as a director during 2018 participated in 75% or more of the meetings of the board of directors and of the committees on which he served during the year ended December 31, 2018 (during the period that such director served). At each regular meeting of the board of directors, the independent directors meet in private without members of management.

We encourage all of our directors to attend our annual meeting of stockholders. In 2018, seven of our eight directors attended the annual meeting of stockholders. Mr. Proehl, who was not standing for reelection at our 2018 annual meeting of stockholders, did not attend the meeting.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is reviewed periodically and amended as necessary and is available on our website at www.ritterpharmaceuticals.com. Any amendments to the code of business conduct and ethics, or any waivers of its requirements that apply to our principal executive officer, principal financial officer or principal accounting officer, will be disclosed on our website.

Communications with the Board of Directors

The board of directors has not established a formal process for security holders to send communications to the board of directors and the board of directors has not deemed it necessary to establish such a process at this time. Historically, almost all communications that the Company receives from security holders are administrative in nature and are not directed to the board of directors. If the Company should receive a security holder communication directed to the board of directors, or to an individual director, said communication will be relayed to the board of directors or the individual director, as the case may be.

Certain Relationships and Related Party Transactions

Our Audit Committee is responsible for reviewing, approving and overseeing any transaction between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners, and each of their respective immediate family members, where the amount involved exceeds the lesser of (i) $120,000 and (ii) one percent (1%) of the average of our total assets at year-end for the prior two fiscal years. Since January 1, 2017, there have been no such transactions, except as described below.

October 2017 Public Offering

On October 3, 2017, we closed a public offering of (i) 34,550,000 Class A Units consisting of 3,455,000 shares of our common stock and warrants to purchase 3,455,000 shares of our common stock (adjusted to reflect the 1-for-10 reverse stock split that was effected on March 23, 2018 (the “Reverse Stock Split”)), at a public offering price of $0.40 per unit, and (ii) 9,180 Class B Units consisting of 9,180 shares of our Series A Convertible Preferred stock, with a stated value of $1,000, and convertible into an aggregate of 2,295,000 shares of our common stock, and warrants to purchase 2,295,000 shares of our common stock (adjusted to reflect the Reverse Stock Split), at a public offering price of $1,000 per unit. Two of our stockholders holding in excess of 5% of our outstanding shares prior to the October 2017 public offering, Javelin and Aleyska Investment Group L.P., purchased Class A Units in the public offering for $2.0 million and $1.7 million, respectively.

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EXECUTIVE Officers

Our Executive Officers as of the date of this proxy statement are as follows:

Name	Age	Position with the Company
Andrew J. Ritter	36	Chief Executive Officer and Director
Ira E. Ritter	70	Executive Chairman and Chief Strategic Officer
John W. Beck	59	Chief Financial Officer

Officers serve at the discretion of the board of directors. There are no family relationships among any of our directors or executive officers, other than Ira and Andrew Ritter, who are father and son, respectively. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

For the biographies of Andrew J. Ritter and Ira E. Ritter, please see “Board of Directors - The Board of Directors in General”.

John W. Beck has served as the Company’s Chief Financial Officer since May 2018. From 2008 until its acquisition by AstraZeneca in 2012, John W. Beck, served first as a board member and later as Chief Financial Officer and Senior Vice President of finance & operations of Ardea Biosciences Inc. (“Ardea”). Before joining Ardea, Mr. Beck spent 10 years with Metabasis Thereapeutics Inc., as a Co-Founder and its Chief Financial Officer. Since leaving Ardea in 2012, Mr. Beck has been serving as a board member and advisor to August Therapeutics, Inc., a San Diego California-based company developing non-systemic therapeutics to treat disordered eating and obesity, and Pinnacle Medical Holdings, LLC, a Denver Colorado-based physician-led network of health-care providers, which was acquired by OnPoint Medical Group, LLC in August 2017. Mr. Beck holds a Bachelor’s degree in Accounting from the University of Washington, Seattle and a Bachelor’s degree in Theology from a Seattle-area seminary.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table (2018 and 2017)

The following table sets forth the compensation paid or earned for the fiscal years ended December 31, 2018 and 2017 to our named executive officers for each of those years.

Name and Principal Position	Year	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	All Other Compensation(5) ($)	Total ($)

Andrew J. Ritter	2018	410,939	168,750	1,774,500	292,668	—	2,646,857
Chief Executive Officer and Director	2017	331,569	121,320	—	—	—	452,889

Michael D. Step	2018	227,292	—	—	87,668	391,243	706,203
Former Chief Executive Officer and Director	2017	411,875	—	—	88,425	—	500,300

Ira E. Ritter	2018	342,559	103,500	819,000	87,668	—	1,352,727
Executive Chairman and Chief Strategic Officer	2017	330,367	101,115	—	—	—	431,482

John W. Beck(1)	2018	180,923	56,000	409,500	170,439	—	816,862
Chief Financial Officer

(1)	Mr. Beck joined the Company on May 23, 2018.

(2)

Represents annual bonuses earned for 2018 and 2017 based upon the achievement of specific performance goals, pursuant to the terms of their respective offer letters.

For 2018, the annual bonuses earned were equal to 75% of the target bonus opportunity for Andrew Ritter (target bonus equal to 50% of his base salary), 75% of the target bonus opportunity for Ira Ritter (target bonus equal to 40% of his base salary), and 75% of the target bonus opportunity for John Beck (target bonus equal to 40% of his base salary, pro-rated, to reflect Mr. Beck’s 2018 period of service).

For 2017, the annual bonuses earned were equal to 90% of the target bonus opportunities for each of Andrew Ritter (target bonus equal to 40% of his base salary) and Ira Ritter (target bonus equal to 35% of his base salary).

(3)	Represent the grant date fair value of the performance-based restricted stock unit awards granted during 2018, determined in accordance with FASB ASC Topic 718. The values included for such awards reflect the payout of such awards at target. If these awards were to be paid out at the maximum amount, the value of these awards for Andrew Ritter would be $2,218,125, for Ira Ritter would be $1,023,750 and for John W. Beck would be $511,875. For information with respect to these awards, please see the “Narrative to Summary Compensation Table” section below.

(4)	Represent the grant date fair value of the option awards granted during the years presented, determined in accordance with FASB ASC Topic 718. We utilize the Black-Scholes option-pricing model to value awards. Key valuation assumptions include:

● Expected dividend yield. The expected dividend is assumed to be zero as we have never paid dividends and have no current plans to pay any dividends on our common stock.

● Expected stock-price volatility. As our common stock only recently became publicly traded, the expected volatility is derived from the average historical volatilities of publicly traded companies within our industry that we consider to be comparable to our business over a period approximately equal to the expected term.

● Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term.

● Expected term. The expected term represents the period that the stock-based awards are expected to be outstanding. Our historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term because of a lack of sufficient data. Therefore, we estimate the expected term by using the simplified method provided by the SEC. The simplified method calculates the expected term as the average of the time-to-vesting and the contractual life of the options.

In addition to the assumptions used in the Black-Scholes option-pricing model, we also estimate a forfeiture rate to calculate the stock-based compensation for our equity awards. We will continue to use judgment in evaluating the expected volatility, expected terms and forfeiture rates utilized for our stock-based compensation calculations on a prospective basis.

(5)	For Mr. Step the number includes severance-related payments of $303,843 in connection with his resignation as Chief Executive Officer and $67,500 pursuant to a consulting agreement.

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Narrative to Summary Compensation Table

All share amounts referenced below have been adjusted to account for the Reverse Stock Split.

Offer Letters with Andrew Ritter

Under the terms of his offer letter that became effective June 29, 2015, Andrew Ritter was entitled to receive an annual base salary of $310,000 and was entitled to receive up to $180,000 payable over a three-year period for tuition reimbursement. He was also eligible to receive an annual bonus based on a percentage of his base salary, as then in effect, and subject to the achievement of certain performance measures, as determined by the board of directors. The initial target bonus opportunity was 40% of base salary.

On June 26, 2018, in connection with his appointment as Chief Executive Officer of the Company, the Company entered into an amended and restated offer letter with Mr. Ritter, which provides for an annual base salary of $450,000. He is also eligible to receive an annual bonus based on a percentage of his base salary, as then in effect, and subject to the achievement of certain performance measures, as determined by the board of directors. The initial target bonus opportunity is 50% of base salary. Mr. Ritter is eligible to participate in all employee benefit programs generally available to other executive level employees of the Company.

Offer Letter with Ira Ritter

Under the terms of his offer letter, which became effective June 29, 2015, Ira Ritter is entitled to receive an annual base salary of $295,000. He is also eligible to receive an annual bonus based upon a percentage of his base salary, as then in effect, and subject to the achievement of specific performance measures, as determined by the board of directors. The initial target bonus opportunity was 35% of his base salary, which was raised to 40% of his base salary in 2018. Mr. Ritter is eligible to participate in all employee benefit programs generally available to other executive level employees of the Company.

Offer Letter with John W. Beck

Under the terms of his offer letter, which became effective May 23, 2018, Mr. Beck is entitled to receive an annual base salary of $320,000. He is eligible to receive an annual bonus equal to 40% of his base salary, as then in effect, as determined by the board of directors. He is also entitled to receive reimbursement in an amount up to $2,000 per month for reasonable travel and housing expenses. Mr. Beck is eligible to participate in all employee benefit programs generally available to other executive level employees of the Company.

Separation and Release Agreement with Michael D. Step

In June 2018, we entered into a separation and release agreement (the “Separation Agreement”) with Michael D. Step in connection with his resignation as Chief Executive Officer. Under the terms of the Separation Agreement, we paid Mr. Step $303,843 in exchange for his execution of a general release against the Company. The Separation Agreement also provides for COBRA continuation coverage under the Company’s medical insurance plan for a period of 12 months.

Pursuant to the terms of the Separation Agreement all options to purchase shares of the Company’s common stock held by Mr. Step will continue to vest in accordance with their terms for so long as Mr. Step serves as a consultant to, Director of and/or service provider to the Company.

The Separation Agreement contains confidentiality and non-disparagement restrictions that apply indefinitely.

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Consulting Agreement with Michael D. Step

In June 2018, we entered into a consulting agreement (the “Consulting Agreement”) with Michael D. Step following his resignation as Chief Executive Officer. Pursuant to the terms of the Consulting Agreement Mr. Step has agreed to provide consulting services to the Company from time to time, as requested by the Company, for an initial term of 12 months, which may be extended upon the mutual agreement of the parties in writing. Under the terms of the Consulting Agreement, Mr. Step is paid $11,250 per month for his services and will be reimbursed for his actual expenses. Mr. Step may terminate the Consulting Agreement for any reason by giving us at least 14 days’ prior written notice. We may terminate the Consulting Agreement for Cause (as defined in the agreement).

The Consulting Agreement contains confidentiality restrictions that apply indefinitely and non-solicitation restrictions that apply during the term of the Consulting Agreement and for one year after its termination.

2015 Equity Incentive Plan

On June 15, 2015, our board of directors approved the 2015 Equity Incentive Plan, and on June 17, 2015, the 2015 Equity Incentive Plan was approved by our stockholders. The 2015 Equity Incentive Plan was subsequently amended by the stockholders of the Company on June 3, 2016, June 2, 2017 and August 24, 2017.

The purposes of the 2015 Equity Incentive Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link the interests of award recipients (“Grantees”), to those of the Company’s stockholders; to give award recipients an incentive for excellence in individual performance; to promote teamwork among Grantees; and to give the Company flexibility in attracting and retaining key employees, directors and consultants.

Selected employees, officers and directors of the Company or any subsidiary, and consultants, advisors and independent service providers to the Company and any subsidiary who qualify as a “consultant” under the applicable rules of the SEC for registration of shares on a Form S-8 registration statement, are eligible to receive awards under the 2015 Equity Incentive Plan. The plan administrator may also grant awards to individuals in connection with hiring, retention or otherwise before the date the individual first performs services for the Company or any subsidiary; provided, however, that those awards will not become vested or exercisable before the date the individual first performs services for the Company or any subsidiary.

The number of shares of common stock that we may issue pursuant to awards under the 2015 Plan is (i) 2,750,000 plus (ii) any shares which were available for grant under the 2008 Stock Plan or the 2009 Stock Plan (collectively, the “Prior Plans”), on the effective date of the 2015 Equity Incentive Plan or are subject to awards under the Prior Plans which, after the effective date of the 2015 Equity Incentive Plan, are forfeited or lapse unexercised or are settled in cash and are not issued under the Prior Plans. No more than 2,750,000 shares of common stock may be issued pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code (the “Code”). No awards may be granted under any Prior Plan; however, any awards granted under any Prior Plan that were outstanding as of the effective date of the 2015 Plan continue to be subject to the terms and conditions of such Prior Plan.

The 2015 Equity Incentive Plan provides for grants of stock options (including incentive stock options qualifying under Section 422 of the Code and nonstatutory stock options), restricted stock awards, stock appreciation rights, restricted stock units, performance awards, other stock-based awards or any combination of the foregoing.

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Performance-Based Restricted Stock Units Granted in 2018

On June 26, 2018, our Compensation Committee granted performance-based restricted stock unit awards to each of Andrew J. Ritter (650,000 performance-based restricted stock units), Ira E. Ritter (300,000 performance-based restricted stock units) and John W. Beck (150,000 performance-based restricted stock units). These awards are subject to vesting criteria relating to the achievement of three specific performance goals established by the Compensation Committee. Each performance restricted stock unit represents a contingent right to receive one share of common stock, subject to the vesting conditions being satisfied. The terms of these awards provide as follows:

●	If the first performance goal is achieved by the target date established by the Compensation Committee, then 100% of the target restricted stock units allocated to the first goal (i.e., 40% of the total target restricted stock units granted to the executive officer) will vest and the underlying shares of common stock will be issued, and if the first goal is achieved by an earlier date established by the Compensation Committee, then 125% of the target restricted stock units allocated to the first goal will vest and the underlying shares of common stock will be issued;

●	If the second performance goal is achieved by the target date established by the Compensation Committee with respect to this goal, then 100% of the target restricted stock units allocated to the second goal (i.e., 40% of the total target restricted stock units granted to the executive officer) will vest and the underlying shares of common stock will be issued, and if the second goal is achieved by an earlier date established by the Compensation Committee, then 125% of the target restricted stock units allocated to the second goal will vest and the underlying shares of common stock will be issued; and

●	If the third performance goal is achieved by the target date established by the Compensation Committee with respect to this goal, then 100% of the target restricted stock units allocated to the third goal (i.e., 20% of the total target restricted stock units granted to the executive officer) will vest and the underlying shares of common stock will be issued, and if the third goal is achieved by an earlier date established by the Compensation Committee, then 125% of the target restricted stock units allocated to the third goal will vest and the underlying shares of common stock will be issued.

The vesting of these awards will cease upon the recipient’s termination of employment and any performance restricted stock units that have not vested will be forfeited by the recipient upon termination of employment.

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Outstanding Equity Awards at 2018 Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2018. The information included in the table and footnotes below has been adjusted to account for the Reverse Stock Split.

	Option Awards(1)							Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Andrew J. Ritter	9/25/2013	2,795		—		11.27	9/25/2023
	12/2/2014	2,097		—		15.86	12/2/2024
	12/2/2014	43,243		—		(1)	12/2/2024
	7/5/2016	5,125	(2)	3,075	(2)	11.54	7/5/2026
	10/25/2016	6,419	(3)	7,585	(3)	12.60	10/25/2026
	1/23/2018	11,345	(4)	38,161	(4)	3.40	1/23/2028
	6/26/2018	18,750	(5)	131,250	(5)	2.73	6/26/2028
								6/26/2018			650,000	(6)	390,000	(6)
Totals		89,774		180,071							650,000		390,000
Michael D. Step	8/16/2012	2,616		—		10.14	8/16/2022
	12/2/2014	64,653		—		15.86	12/2/2024
	12/2/2014	7,337		—		15.86	12/2/2024
	12/2/2014	16,379		—		15.86	12/2/2024
	7/5/2016	5,125	(7)	3,075	(7)	11.54	7/5/2026
	1/25/2017	2,779	(8)	3,021	(8)	12.89	1/25/2027
	1/23/2018	11,345	(9)	38,161	(9)	3.40	1/23/2028
Totals		110,234		44,257
Ira E. Ritter	9/25/2013	2,795				11.27	9/25/2023
	12/2/2014	2,097				15.86	12/2/2024
	12/2/2014	43,243				(10)	12/2/2024
	7/5/2016	5,125	(11)	3,075	(11)	11.54	7/5/2026
	10/25/2016	6,419	(12)	7,585	(12)	12.60	10/25/2026
	1/23/2018	11,345	(13)	38,161	(13)	3.40	1/23/2028
								6/26/2018			300,000	(6)	180,000	(6)
Totals		71,024		48,821							300,000		180,000
John W. Beck	5/23/2018	—	(14)	100,000	(14)	3.32	5/23/2018
								6/26/2028			150,000	(6)	90,000	(6)
Totals		—		100,000							150,000		90,000

(1)	This option was granted to Andrew Ritter on December 2, 2014 and vests as follows: 25% of the shares vested on September 1, 2015 and the remaining 75% of the shares vested in 36 equal monthly installments beginning on the last day of the first full month thereafter. The exercise price for this option is as follows: (i) $15.86 for the first 15,234 shares; (ii) $19.30 for the next 14,004 shares; and (iii) $132.30 for the remaining 14,004 shares.

(2)	This option was granted to Andrew Ritter on July 5, 2016 for an aggregate of 8,200 shares. The option vests in 48 equal monthly installments, the first of which vested on July 20, 2016 with the balance vesting on the 20th day of each calendar month thereafter until vested in full.

(3)	This option was granted to Andrew Ritter on October 25, 2016 for an aggregate of 14,004 shares. The option vests ratably in 48 equal monthly installments following the public disclosure of top-line data results from the Company’s Phase 2b clinical trial.

(4)	This option was granted to Andrew Ritter on January 23, 2018 for an aggregate of 49,506 shares. The option vests in 48 equal monthly installments, the first of which vested on February 23, 2018 with the balance vesting on the 23rd day of each calendar month thereafter until vested in full.

(5)	This option was granted to Andrew Ritter on June 26, 2018 for an aggregate of 150,000 shares. The option vests in 48 equal monthly installments, the first of which vested on July 26, 2018 with the balance vesting on the 23rd day of each calendar month thereafter until vested in full.

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(6)	Represent performance-based restricted stock unit awards granted on June 26, 2018. Market value is calculated using the closing price of our common stock on December 31, 2018 ($0.60). For more information with respect to these awards, please see the “Narrative to Summary Compensation Table 2015 Equity Incentive Plan - Performance - Based Restricted Stock Units Granted in 2018” section above.

(7)	This option was granted to Mr. Step on July 5, 2016 for an aggregate of 8,200 shares. The option vests in 48 equal monthly installments, the first of which vested on July 20, 2016 with the balance vesting on the 20th day of each calendar month thereafter until vested in full.

(8)	This option was granted to Mr. Step on January 25, 2017 for an aggregate of 5,800 shares. The option vests in forty-eight (48) equal monthly installments beginning on February 25, 2017 with the balance vesting on the 25th day of each calendar month thereafter until vested in full.

(9)	This option was granted to Mr. Step on January 23, 2018 for an aggregate of 49,506 shares. The option vests in 48 equal monthly installments, the first of which vested on February 23, 2018 with the balance vesting on the 23rd day of each calendar month thereafter until vested in full.

(10)	This option was granted to Ira Ritter on December 2, 2014 and is subject to the same vesting schedule as the option granted to Andrew Ritter on this date as reflected in footnote (1) above.

(11)	This option was granted to Ira Ritter on July 5, 2016 for an aggregate of 8,200 shares. The option vests in 48 equal monthly installments, the first of which vested on July 20, 2016 with the balance vesting on the 20th day of each calendar month thereafter until vested in full.

(12)	This option was granted to Ira Ritter on October 25, 2016 for an aggregate of 14,004 shares. The option vests ratably in 48 equal monthly installments following the public disclosure of top-line data results from the Company’s Phase 2b clinical trial.

(13)	This option was granted to Ira Ritter on January 23, 2018 for an aggregate of 49,506 shares. The option vests in 48 equal monthly installments, the first of which vested on February 23, 2018 with the balance vesting on the 23rd day of each calendar month thereafter until vested in full.

(14)	This option was granted to John Beck on May 23, 2018 for an aggregate of 100,000 shares. 25% of the shares underlying this option vest on May 24, 2019. The remaining 75% of the shares underlying the option will vest in 36 equal installments beginning on the 24th day of each calendar month thereafter.

Payments Due Upon Termination of Employment or a Change in Control

Executive Severance & Change in Control Agreements

We have entered into Executive Severance & Change in Control Agreements, with each of our named executive officers. The Severance Agreements provide that if we terminate the executive’s employment without Cause, or the executive terminates his employment for Good Reason, the executive will be entitled to: (i) the Accrued Obligations; (ii) an amount equal to the sum of twelve (12) months of base salary for Andrew and Ira Ritter and six (6) months of base salary for John Beck, as in effect immediately prior to the termination date; (iii) medical, dental benefits provided by the Company to the executive and his spouse and dependents at least equal to the levels of benefits provided to other similarly situated active employees of the Company and its subsidiaries until the earlier of (a) the twelve (12) month anniversary of the date of termination or (b) the date that the executive becomes covered under a subsequent employer’s medical and dental plans; and (iv) acceleration of vesting of all equity and equity-based awards.

Pursuant to the terms of the Severance Agreements, in the event that within one (1) month prior to or the twelve (12) months following a Change in Control, the Company terminates the executive’s employment without Cause, or the executive terminates his employment for Good Reason, then, in lieu of the payments and benefits otherwise due to the executive in the preceding paragraph, the executive will be entitled to: (i) the Accrued Obligations; (ii) an amount equal to the sum of twelve (12) months of base salary for Andrew and Ira Ritter and six (6) months of base salary for John Beck, as in effect on the date of termination or the date of the Change in Control, whichever is greater; (iii) medical, dental benefits provided by the Company to the executive and his spouse and dependents at least equal to the level of benefits provided to other similarly situated active employees of the Company and its subsidiaries until the earlier of (a) the twelve (12) month anniversary of the date of termination or (b) the date that the executive becomes covered under a subsequent employer’s medical and dental plans; and (iv) acceleration of vesting of all equity and equity-based awards.

In the event the executive’s employment is terminated by him without Good Reason, by the Company for Cause or due to the executive’s death or disability, the executive and/or his estate or beneficiaries will be solely entitled to the Accrued Obligations.

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The executive’s entitlement to the payments (other than the Accrued Obligations) and benefits described above is expressly contingent upon him providing the Company with a signed release satisfactory to the Company.

For purposes of the Severance Agreements:

“Accrued Obligations” means (i) earned but unpaid base salary through the date of termination; (ii) payment of any annual, long-term, or other incentive award which relates to a completed fiscal year or performance period, as applicable, and is payable (but not yet paid) on or before the date of termination; (iii) a lump-sum payment in respect of accrued but unused vacation days at the executive’s per-business-day base salary rate in effect as of the date of termination; and (iv) any unpaid expense or reimbursements due pursuant to Company expense reimbursement policy.

“Cause” means a finding by the Company that the executive has (i) been convicted of a felony or crime involving moral turpitude; (ii) disclosed trade secrets or confidential information of the Company (or any parent or subsidiary) to persons not entitled to receive such information; (iii) engaged in conduct in connection with the executive’s employment or service to the Company (or any parent or subsidiary), that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company (or any parent or subsidiary), including, without limitation, act(s) of fraud, embezzlement, misappropriation and breach of fiduciary duty; (iv) violated the operating and ethics policies of the Company (or any parent or subsidiary) in any material way, including, but not limited to those relating to sexual harassment and the disclosure or misuse of confidential information; (v) engaged in willful and continued negligence in the performance of the duties assigned to the executive by the Company, after the executive has received notice of and failed to cure such negligence; or (vi) breached any material provision of any agreement between the executive and the Company (or any parent or subsidiary), including, without limitation, any confidentiality agreement.

“Change in Control” means the occurrence of any of the following events:

(i)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control will not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder, and a Change of Control will not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(ii)	A change in the effective control of the Company which occurs on the date that a majority of members of the board of directors is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; or

(iii)	The consummation of (A) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (B) a sale or other disposition of all or substantially all of the assets of the Company; or (C) a liquidation or dissolution of the Company.

“Good Reason” means, without the executive’s express written consent, the occurrence of any one or more of the following: (i) a substantial and material diminution in the executive’s duties or responsibilities; (ii) a material reduction in the executive’s Base Salary; or (iii) the relocation of the executive’s principal place of employment to a location that is more than 50 miles from the prior location.

A termination of employment by the executive for Good Reason will be effectuated by giving the Company written notice, or Notice of Termination for Good Reason, not later than 90 days following the occurrence of the circumstance that constitutes Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the executive relied. The Company will be entitled, during the 30-day period following receipt of a Notice of Termination for Good Reason, to cure the circumstances that gave rise to Good Reason, provided that the Company shall be entitled to waive its right to cure or reduce the cure period by delivery of written notice to that effect to the executive (such 30-day or shorter period, the “Cure Period”). If, during the Cure Period, such circumstance is remedied, the executive will not be permitted to terminate his employment for Good Reason as a result of such circumstance. If, at the end of the Cure Period, the circumstance that constitutes Good Reason has not been remedied, the executive will terminate employment for Good Reason on the date of expiration of the Cure Period.

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2008 Stock Plan

The 2008 Stock Plan provides that in the event of a merger or a Change in Control (as defined below), each outstanding award will be treated as the administrator determines, including, without limitation, that each award be assumed or an equivalent award be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event of a Change in Control in which the successor corporation does not assume or substitute for the award, awards outstanding under the 2008 Stock Plan will become fully vested and exercisable, including shares as to which such award would not otherwise be vested or exercisable, and all restrictions on outstanding restricted stock awards will lapse.

For purposes of the 2008 Stock Plan, “Change in Control” means the occurrence of any of the following events:

(i)

A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the board of directors will not be considered a Change in Control; or

(ii)	If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; or

(iii)

A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any person acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

2015 Equity Incentive Plan

The 2015 Equity Incentive Plan provides that notwithstanding any other provision of the 2015 Equity Incentive Plan, in the event of a Change in Control (as defined below), unless otherwise determined by the plan administrator, each outstanding award under the plan will be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that, or to the extent that, the successor corporation in a Change in Control refuses to assume or substitute for the award, or if the plan administrator determines that such assumption or substitution is not desirable or is only desirable for a portion of any outstanding award, then the plan administrator may take any or all of the following actions: (i) determine that an outstanding award will accelerate and become exercisable, or determine that the restrictions and conditions on an outstanding award will lapse, in whole or in part, as applicable, upon the Change of Control or upon such other event as the plan administrator determines; (ii) require that a Grantee surrender his or her outstanding award, or any portion of such outstanding award, in exchange for a payment by the Company, in cash or stock, as determined by the plan administrator, in an amount equal to the fair market value of the vested portion of the award (with respect to options or stock appreciation rights, or other similar appreciation value awards, such value shall be determined by the amount by which the then fair market value of the shares subject to the Grantee’s unexercised award exceeds the any applicable exercise price or other grant price or base value or the award); or (iii) after giving the Grantee an opportunity to exercise the vested portion of his or her outstanding award, terminate any or all unexercised portion of the award at such time as the plan administrator deems appropriate. Such surrender or termination will take place as of the date of the Change of Control or such other date as the plan administrator may specify.

For purposes of the 2015 Equity Incentive Plan, “Change in Control” means the occurrence of any of the following events:

(i)	A change in our ownership which occurs on the date that any one person, or more than one person acting as a group, or Person, acquires ownership of our stock that, together with the stock held by such Person, constitutes more than 50% of the total voting power of our stock, except that any change in the ownership of our stock as a result of a private financing that is approved by our board of directors will not be considered a Change in Control; or

(ii)	If we have a class of securities registered pursuant to Section 12 of the Exchange Act, a change in our effective control which occurs on the date that a majority of members of our board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election. For purposes of this paragraph (ii), if any Person is considered to be in effective control of our company, the acquisition of additional control of our company by the same Person will not be considered a Change in Control; or

(iii)	A change in the ownership of a substantial portion of our assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions. For purposes of this paragraph (iii), gross fair market value means the value of our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

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Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with us.

Compensation of Directors

Non-Employee Director Compensation Program

Prior to January 23, 2018, non-employee directors received the following compensation for their services:

●	Annual Cash Retainer — $20,000

●	Chairman of the Board Cash Retainer — $15,000

●	Audit Committee Chair Retainer — $7,500

●	Compensation Committee Chair Retainer — $5,000

●	Nominating and Corporate Governance Committee Chair Retainer — $3,500

●	Initial Equity Grant — 10,000 shares

●	Annual Equity Grant — 7,000 shares

Beginning January 23, 2018, our non-employee directors are entitled to receive the following compensation for their services:

●	Annual Cash Retainer — $35,000

●	Chairman of the Board Cash Retainer — $25,000

●	Audit Committee Chair Retainer — $15,000

●	Compensation Committee Chair Retainer — $10,000

●	Nominating and Corporate Governance Committee Chair Retainer — $7,500

●	Initial Equity Grant — 40,000 shares

●	Annual Equity Grant — 30,000 shares

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2018 Director Compensation

The following table sets forth the compensation paid or earned for the fiscal year ended December 31, 2018 to our non-employee directors. Compensation paid to Michael D. Step, Andrew Ritter, and Ira Ritter is presented as part of the “Summary Compensation Table (2018 and 2017)” above. Our employee directors do not receive compensation for their service as directors.

Name of Director	Fees Earned and Paid in Cash ($)	Option Awards(1) ($)	All other compensation ($)	Total ($)
Noah Doyle	28,969	4,975	—	33,944
Matthew W. Foehr	39,375	4,975	—	44,350
Paul V. Maier	41,067	4,975	—	46,042
Dr. William M. Merino	35,563	4,975	—	40,538
Gerald T. Proehl(2)	25,000	4,975	—	29,975

(1)	Represents the aggregate grant date fair value of the options granted to the non-employee directors on January 23, 2018 determined in accordance with FASB ASC 718.

We utilize the Black-Scholes option-pricing model to value awards. Key valuation assumptions include:

●	Expected dividend yield. The expected dividend is assumed to be zero as we have never paid dividends and have no current plans to pay any dividends on our common stock.

●	Expected stock-price volatility. As our common stock only recently became publicly traded, the expected volatility is derived from the average historical volatilities of publicly traded companies within our industry that we consider to be comparable to our business over a period approximately equal to the expected term.

●	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term.

●	Expected term. The expected term represents the period that the stock-based awards are expected to be outstanding. Our historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term because of a lack of sufficient data. Therefore, we estimate the expected term by using the simplified method provided by the SEC. The simplified method calculates the expected term as the average of the time-to-vesting and the contractual life of the options.

In addition to the assumptions used in the Black-Scholes option-pricing model, we also estimate a forfeiture rate to calculate the stock-based compensation for our equity awards. We will continue to use judgment in evaluating the expected volatility, expected terms and forfeiture rates utilized for our stock-based compensation calculations on a prospective basis.

As of December 31, 2018, Mr. Foehr and Mr. Maier held options to purchase an aggregate of 4,700 shares of our common stock. Mr. Doyle held options to purchase an aggregate of 3,000 shares of our common stock and Dr. Merino held options to purchase an aggregate of 6,000 shares of our common stock.

(2)	Mr. Proehl did not stand for re-election at our 2018 annual meeting of stockholders held on June 26, 2018 and ceased serving as a director following the meeting.

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Equity Compensation Plan Information

The following table sets forth aggregate information for the fiscal year ended December 31, 2018, regarding the Company’s compensation plans, including individual compensation agreements, under which equity securities of the Company are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	673,885	(1)	$19.82	2,263,374	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	673,885	(1)	$19.82	2,263,374	(2)

(1)	Represents the number of underlying shares of common stock associated with outstanding options that were granted under the 2008 Stock Plan and the 2015 Equity Incentive Plan.

(2)	Represents the number of shares of common stock available for future issuance under the 2015 Equity Incentive Plan. As of June 29, 2015, no further awards were permitted to be issued under the 2008 Stock Plan.

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REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2018. The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors.

The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the board of directors. The board of directors, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined under the applicable Nasdaq Marketplace Rules and under Section 10A(m)(3) of the Exchange Act. The Company has identified Paul V. Maier as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K. The Audit Committee has sole authority to select and retain (subject to ratification by the Company’s stockholders), oversee, and terminate the Company’s independent registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent registered public accounting firm.

The Company’s management has the primary responsibility for the preparation, presentation, and integrity of the Company’s financial statements and the accounting and reporting process, including the systems of internal controls, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.

The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

The Audit Committee’s responsibility is to independently monitor and review the financial reporting processes of the Company. However, the Audit Committee members are not professionals engaged in the practice of accounting or auditing, and must rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, although the Audit Committee members consult with and discuss these matters and their questions and concerns with management and the Company’s independent registered public accounting firm, the Audit Committee’s oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions cannot assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards; that the financial statements are presented in accordance with generally accepted accounting principles; or, that the Company’s independent registered public accounting firm is in fact “independent.”

In this context, the Audit Committee holds meetings throughout the year to, among other things, facilitate and encourage communication among the Audit Committee, management, and the Company’s independent registered public accounting firm.

In fulfilling the Audit Committee’s oversight responsibilities, the Audit Committee members reviewed and discussed (a) the audited financial statements for the fiscal year ended December 31, 2018, with the Company’s management and the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, (b) the reasonableness of significant judgments, (c) the clarity of disclosures in the financial statements, and (d) such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Audit Committee also discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audit of the Company’s financial statements and matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee’s discussions included a discussion of the background and experience of the independent auditor’s audit team assigned to Ritter and the quality control procedures established by the independent registered public accounting firm. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee met with the independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Company’s board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC, and selected Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for fiscal year 2019.

AUDIT COMMITTEE

Paul V. Maier (Chairman)
Matthew W. Foehr
Dr. William M. Merino

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

26

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Properly submitted proxies will be voted “FOR” the election as directors of the seven persons named below, unless the proxy contains instructions to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the board of directors.

Nominees for the Board of Directors

The board of directors has nominated Andrew J. Ritter, Ira E. Ritter, Noah Doyle, Matthew W. Foehr, Paul V. Maier, Dr. William M. Merino, and Michael D. Step for election as directors. Information regarding the business experience of each nominee and his or her service on boards of directors of other public companies may be found under the section of this proxy statement entitled “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—The Board of Directors in General.”

Except for Andrew J. Ritter and Ira E. Ritter, who are employees of the Company and Mr. Step, who served as an employee during the last three years, the board of directors has determined that each director nominee qualifies as an “independent” director under Nasdaq’s continued listing requirements. The board of directors based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations and family and other relationships.

Vote Required

The seven nominees for director who receive the highest number of votes “FOR” election by holders of our common stock that are entitled to vote at the Annual Meeting on the election of a director will be elected as directors, provided that a quorum is present. Unless otherwise instructed, the Named Proxies will vote properly executed proxies timely received “FOR” each of the director nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF Andrew J. Ritter, Ira E. Ritter,

Noah Doyle, Matthew W. Foehr, Paul V. Maier, Dr. William M. Merino, and Michael D. Step as directors.

27

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Overview

Mayer Hoffman McCann P.C. currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s accounts for fiscal year 2017 and 2018. The Audit Committee has selected Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and the board of directors is asking stockholders to ratify that selection. Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. Although the Sarbanes-Oxley Act of 2002, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the board of directors considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Mayer Hoffman McCann P.C. for ratification by stockholders as a matter of good corporate practice.

If a majority of votes cast on this matter are not cast in favor of the selection of Mayer Hoffman McCann P.C., the Audit Committee and the board of directors will reconsider the selection of such firm as the Company’s independent registered public accounting firm. Even if stockholders vote on an advisory basis in favor of the selection, the Audit Committee may, in its discretion, direct the selection of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Company expects that representatives of Mayer Hoffman McCann P.C. will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of our common stock represented at the Annual Meeting is required to ratify the selection of Mayer Hoffman McCann P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Unless otherwise instructed, the Named Proxies will vote properly executed proxies timely received “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE SELECTION OF Mayer Hoffman McCann P.C. AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL

YEAR ENDING DECEMBER 31, 2019.

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OTHER MATTERS

The board of directors knows of no other matters other than those stated in this proxy statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

HOUSEHOLDING OF PROXY MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the proxy statement to any stockholder who contacts the Company’s Chief Financial Officer by writing to Ritter Pharmaceuticals, Inc., 1880 Century Park East, #1000, Los Angeles, CA 90067, or by calling (310) 203-1000. If a stockholder is receiving multiple copies of this proxy statement at the stockholder’s household and would like to receive a single copy of the proxy Statement for a stockholder’s household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company’s Vice President Finance to request mailing of a single copy of this proxy statement.

THE COMPANY’S WEBSITE

In addition to the information about the Company contained in this proxy statement, extensive information about the Company can be found on its website located at www.ritterpharmaceuticals.com including information about its management team, products and services and its corporate governance practices. The content on the Company’s website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this proxy statement.

THE COMPANY’S PRINCIPAL EXECUTIVE OFFICE

The Company’s principal executive office is located at 1880 Century Park East, #1000, Los Angeles, CA 90067.

ANNUAL REPORT AND OTHER SEC FILINGS

Our 2018 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K are available on our corporate website www.ritterpharmaceuticals.com under the “Investor” tab. These and other SEC filings, including this proxy statement, are also available on the SEC’s website at www.sec.gov. The Company will provide, without charge, to any person upon written request or telephone call a copy of any of our SEC filings. All such requests should be directed to our Chief Financial Officer, Ritter Pharmaceuticals, Inc., 1880 Century Park East, #1000, Los Angeles, CA 90067, or by calling (310) 203-1000.

29

ADDITIONAL QUESTIONS AND INFORMATION REGARDING

THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the Named Proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the Named Proxies will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Ritter will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. However, if you choose to vote over the Internet, you will bear the expenses for your Internet access. In addition, we have retained Broadridge Financial Solutions, Inc. (“Broadridge”), 5 Dakota Drive, Suite 300, Lake Success, NY 11042, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and to contact brokerage houses and other nominees, fiduciaries and custodians to request that such entities forward soliciting materials to beneficial owners of our common stock. For these services, we will pay Broadridge a fee of approximately $12,000. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	May I propose nominees for election to the board of directors at next year’s annual meeting of stockholders?

A:	Yes, our bylaws establish an advance notice procedure for stockholders to make nominations for the position of director at an annual meeting. Director nominee proposals for the 2020 Annual Meeting of Stockholders will not be considered timely unless such proposals are received by us no later than March 16, 2020 and no earlier than February 15, 2020 in accordance with our bylaws. Any proposal to nominate a director to our board of directors must set forth the information required by our bylaws.

Q:	May I propose other business proposals for consideration at next year’s annual meeting of stockholders?

A:	Yes, you may submit other business proposals for consideration at next year’s Annual Meeting of Stockholders. In order for a stockholder proposal to be considered for inclusion in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2020 Annual Meeting of Stockholders, it must be in such form as is required by the rules and regulations promulgated by the SEC and received by us not less than 120 calendar days before April 26, 2020 (or by December 28, 2020).

A business proposal submitted by a stockholder pursuant to our bylaws and outside of the process of Rule 14a-8 for the 2020 Annual Meeting of Stockholders will not be considered timely unless such proposal is received by us no later than March 16, 2020 and no earlier than February 15, 2020 in accordance with our bylaws. Any business proposal must set forth the information required by our bylaws. The proxy to be solicited on behalf of our board of directors for the 2020 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2020 Annual Meeting of Stockholders.

By Order of the Board of Directors

Andrew J. Ritter
Corporate Secretary
April 26, 2019

30

RITTER PHARMACEUTICALS, INC.
1880 CENTURY PARK EAST
SUITE 1000
LOS ANGELES, CA 90067

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/13/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/13/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01. Noah Doyle
02. Matthew W. Foehr
03. Paul V. Maier
04. William Merino
05. Andrew J. Ritter
06. Ira E. Ritter
07. Michael D. Step

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Ratification of the selection of Mayer Hoffman McCann P.C. as Independent Auditor.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000418769_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report On Form 10-K are available at www.proxyvote.com

RITTER PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 14, 2019 at 9:00 AM (PDT)
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Andrew J. Ritter, and John W. Beck, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot or otherwise properly presented at the Annual Meeting of all of the shares of common stock of RITTER PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM (PDT) on June 14, 2019, at the offices of Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, CA 90067-6078, and any adjournment or postponement thereof, with all powers that the undersigned stockholder(s) would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the election of the director nominees in Proposal 1 and "FOR" the ratification of Mayer Hoffman McCann P.C. in Proposal 2.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000418769_2 R1.0.1.18